UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                February 22, 2007

                               ROGERS CORPORATION
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)


       Massachusetts                      1-4347                   06-0513860
       -------------                      ------                   ----------
(State or Other Jurisdiction            (Commission             (IRS Employer
       of Incorporation)                File Number)         Identification No.)


            One Technology Drive, P.O. Box 188, Rogers, CT 06263-0188
          ------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (860) 774-9605

            Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

         On February 15, 2007 the Board of Directors of Rogers Corporation (the "Company") adopted a new shareholder rights plan, as set forth in the Shareholder Rights Agreement, dated February 22, 2007, between the Company and Registrar and Transfer Company, as Rights Agent (the "Rights Agreement"). Registrar and Transfer Company also serves as the Company's transfer agent. The Rights Agreement will replace the Company's existing shareholder rights plan, which expires on March 30, 2007. The following description of the terms of the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is attached hereto as
Exhibit 4.1 and is incorporated herein by reference. The Rights Agreement contains a three-year independent director evaluation (TIDE) provision, which requires that a committee of independent directors of Rogers consider at least once every three years whether maintaining the rights plan continues to be in the best interests of shareholders.

         Pursuant and subject to the terms of the Rights Agreement, the Board of Directors has declared a dividend distribution of one Common Stock Purchase Right (a "Right") for each outstanding share of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") to shareholders of record as of the close of business on March 30, 2007 (the "Record Date"). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined). Each Right will entitle the registered holder thereof to purchase from the Company one share of Common Stock at a cash exercise price of $240.00 per share (the "Exercise Price"), subject to adjustment, under certain conditions specified in the Rights Agreement and summarized below.

         Initially, the Rights will not be exercisable and will be attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the tenth (10th) calendar day following the first public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the outstanding shares of Common Stock, other than as a result of repurchases of stock by the Company or certain inadvertent actions by a shareholder (the date of said announcement being referred to as the "Stock Acquisition Date"), or (ii) the close of business on the tenth (10th) business day (or such later day as the Board of Directors may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming the beneficial owner of 20% or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the "Distribution Date").

         In the event that a Stock Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise that number of shares of Common Stock of the Company (or, in certain circumstances, including if there are insufficient shares of Common Stock to permit the exercise in full of the Rights, other securities, cash or property, or any combination of the foregoing) having a market value of two times the exercise price of the Right (such right being referred to as the "Subscription Right"). In the event that, at any time following the Stock Acquisition Date, (i) the Company consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation, (ii) any person consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) 50% or more of the Company's assets or earning power is sold, mortgaged or otherwise transferred, each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the exercise price of the Right (such right being referred to as the "Merger Right"). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement) become null and void.

         The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors) by the Board of Directors only until the earlier of (i) the time at which any person becomes an Acquiring Person, or (ii) the expiration date of the Rights Agreement. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the redemption price.

         The Rights Agreement may be amended by the Board of Directors in its sole discretion until the time at which any person becomes an Acquiring Person. After such time the Board of Directors may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates). In addition, the Board of Directors may at any time prior to the time at which any person becomes an Acquiring Person, amend the Rights Agreement to lower the threshold at which a person becomes an Acquiring Person to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Common Stock then owned by any person and (ii) 10%.

         Until a Right is exercised, the holder will have no rights as a shareholder of the Company (beyond those as an existing shareholder), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for shares of Common Stock, other securities of the Company, other property of the Company or for common stock of an acquiring company.

         The Rights will not be exercisable until the Distribution Date and will expire at the close of business on March 30, 2017 (the "Expiration Date"), unless previously redeemed or exchanged by the Company as described below.

Item 3.03         Material Modification to Rights of Security Holders.

         The information included in Item 1.01 is incorporated by reference into this item. The Rights Agreement, specifying the terms of the Rights, is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits.

         (d)     Exhibits.

                  Exhibit No.               Exhibit

                  4.1 Shareholder Rights Agreement, dated as of February 22, 2007, between Rogers Corporation and Registrar and Transfer Company, as Rights Agent*
                  -----------------------
                  * Filed herewith

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     ROGERS CORPORATION


Date: February 23, 2007              By: /s/ Robert M. Soffer
                                         ---------------------------------------
                                         Robert M. Soffer
                                         Vice President, Treasurer and Secretary

                                 EXHIBIT INDEX


Exhibit No.                Exhibit
-----------                -------

4.1 Shareholder Rights Agreement, dated as of February 22, 2007, between Rogers Corporation and Registrar and Transfer Company, as Rights Agent*

-----------------------------------------
* Filed herewith